EXHIBIT 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-53517 and 333-45730) and Form S-8 (File No. 333-11585) of Speedus Corp. of our report dated March 31, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 31, 2006